Exhibit 8.3

Client: 06493.00002

16 July 2021

Atlas Corp.

23 Berkeley Square

London

W1J 6HE

Re:	6,000,000 Common Shares

offered by the selling security-holders identified in the Registration Statement on Form F-3 of Atlas Corp. of July 16, 2021.

Dear Sir/Madam,

1	INTRODUCTION

1.1

We have acted as English legal advisers to Atlas Corp., a corporation incorporated under the laws of the Republic of the Marshall Islands (the “Company”), in connection with the preparation of the Registration Statement on Form F-3 of the Company, including the prospectus contained therein (the “Registration Statement”) relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of the offering for sale by the selling security-holders identified in the Registration Statement of 6,000,000 Common Shares of par value US$0.01 per share in the Company (the “Shares”).

1.2	In arriving at the opinions expressed below, we have examined the Registration Statement and the prospectus contained therein.

1.3

We are solicitors qualified in England and Wales. We express no opinion as to any law other than English law as applied by English courts and reported and in effect on the date of this opinion. By giving this opinion, we do not assume any obligation to notify you or any other person of any changes in law or practice following the date of this opinion which may affect the opinion expressed herein, or to otherwise update this opinion in any respect.

1.4

No opinion is expressed as to matters of fact. The facts, as we understand them, and upon which with your permission we rely in rendering this opinion, are as set forth in the Registration Statement and the prospectus contained therein.

LYB International Finance III, LLC

16 July 2021

1.5

This opinion and any non–contractual obligations arising out of or in connection with it are governed by and shall be construed in accordance with English law. This opinion is given on condition that the courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection herewith (including any non–contractual disputes or claims).

2.	DOCUMENTS WHICH WE HAVE EXAMINED

2.1	For the purpose of giving this opinion, we have only examined a copy of the Registration Statement.

2.2

Except as stated above, we have not for the purpose of this opinion examined any agreements, documents or corporate records entered into by or affecting the Company or made any other enquiries concerning the Company.

3.	ASSUMPTIONS

3.1	This opinion is based upon the assumption (which may or may not be the case) that:

3.1.1

Factual statements: all factual statements in the Registration Statement are accurate and complete (and we have not sought to verify any of those factual statements for the purpose of giving this opinion); and

3.1.2	Other matters: there is no other matter not disclosed in the Registration Statement that is relevant to this opinion.

4.	OPINION

4.1

Subject to the assumptions contained in paragraph 3 of this opinion, the other matters set out in this opinion, and the qualification contained in paragraph 5 of this opinion, and further subject to the limitations, qualifications, assumptions and caveats set forth in the Registration Statement, we hereby confirm that, in our opinion, the discussions set forth under the caption “Material Non-United States Tax Considerations–Material U.K. Tax Considerations” in the Registration Statement are accurate as at the date hereof insofar as they relate to the material United Kingdom tax considerations applicable to the ownership of the Shares.

5.	QUALIFICATION

5.1

This opinion is limited to the tax laws of the United Kingdom as currently applied by the English courts and reported and in effect as at the date of this opinion and the generally published practice of H.M. Revenue & Customs applying as at the date of this opinion. United Kingdom tax law and the practice of H.M. Revenue & Customs may change with retrospective effect.

LYB International Finance III, LLC

16 July 2021

6.	RELIANCE AND DISCLOSURE

6.1

Save as set out in paragraph 6.2 of this opinion below, the opinions expressed above are solely for your benefit in connection with the transactions contemplated by the Registration Statement and are not to be used for any other purpose or circulated, quoted or otherwise referred to without, in each case, our written permission

6.2

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm name in the Registration Statement in connection with the references to this opinion and the material United Kingdom tax considerations applicable to the ownership of the shares in the Company. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

6.3	This opinion is given by Gibson, Dunn & Crutcher UK LLP which assumes liability for and is solely responsible for it.

Yours faithfully,

/s/ Gibson, Dunn & Crutcher UK LLP